Exhibit 10.2

JOINDER AND ASSUMPTION AGREEMENT

This Joinder and Assumption Agreement (this “Joinder”) is made as of August 14, 2013, by and among:

CACHE, INC., a Delaware corporation (the “New Lead Borrower”); and

WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association with offices at One Boston Place, 19th Floor, Boston, Massachusetts 02108, as administrative agent and collateral agent (in such capacities, the “Agent”) for the lenders party to the Credit Agreement described below;

in consideration of the mutual covenants herein contained and benefits to be derived herefrom.

W I T N E S S E T H:

A.                                    Reference is made to (i) the Credit Agreement dated as of July 25, 2013 (as amended, restated, supplemented or otherwise modified and in effect from time to time, the “Credit Agreement”) by and among (i) Cache, Inc., a Florida corporation, for itself and as Lead Borrower (the “Existing Lead Borrower”) for the other Borrowers from time to time party thereto, (ii) the other Borrowers from time to time party thereto (individually, an “Existing Borrower” and, collectively with the Lead Borrower, the “Existing Borrowers”), (iii) Wells Fargo Bank, National Association, as administrative agent and collateral agent (in such capacities, the “Agent”), and (iv) the lenders from time to time party thereto (individually, a “Lender” and, collectively, the “Lenders”) and (ii) that certain Security Agreement dated as of July 25, 2013 (as amended, restated, supplemented or otherwise modified and in effect from time to time, the “Security Agreement”) by and among the Loan Parties and the Agent.  All capitalized terms used herein, and not otherwise defined herein, shall have the meanings assigned to such terms in the Credit Agreement or the Security Agreement, as applicable.

B.                                    Pursuant to Section 6.12 of the Credit Agreement, the New Lead Borrower is required to become a party to, and bound by the terms of, the Credit Agreement, the Security Agreement and the other Loan Documents, in the same capacity and to the same extent as the Existing Lead Borrower thereunder.

C.                                    Pursuant to that certain Agreement and Plan of Merger dated as of August 14, 2013, Existing Lead Borrower will merge with and into the New Lead Borrower, and the New Lead Borrower will be the surviving entity (the “Merger”).

NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.                                      Assumption of Obligations and Joinder.  Effective as of the date of this Joinder, the New Lead Borrower hereby acknowledges that it has received and reviewed a copy of the Credit Agreement, the Security Agreement and the other Loan Documents, and hereby:

(a)                                 joins in the execution of, and becomes a party to, the Credit Agreement, the Security Agreement and each of the other Loan Documents to which each of Existing Borrowers is party, as a Borrower thereunder;

(b)                                 covenants and agrees to be bound by all covenants, agreements, liabilities and acknowledgments of the Existing Borrowers under the Credit Agreement, the Security

Agreement and the other Loan Documents as of the date hereof (other than covenants, agreements, liabilities and acknowledgments that relate solely to an earlier date), in each case, with the same force and effect as if such New Lead Borrower was a signatory to the Credit Agreement, the Security Agreement and the other Loan Documents and was expressly named as a Borrower therein;

(c)                                  makes all representations, warranties, and other statements of the Existing Borrowers under the Credit Agreement, the Security Agreement and the other Loan Documents, as of the date hereof (other than representations, warranties and other statements that relate solely to an earlier date), in each case, with the same force and effect as if such New Lead Borrower was a signatory to the Credit Agreement, the Security Agreement, and the other Loan Documents and was expressly named as a Borrower therein;

(d)                                 ratifies and confirms that as a result of the Merger, the New Lead Borrower has assumed all of the Obligations of the Existing Lead Borrower as the Borrower under the Credit Agreement and each of the other Loan Documents, and agrees to pay, perform, observe and maintain in full force and effect, all of the Obligations of the Existing Lead Borrower thereunder.  The New Lead Borrower agrees to honor, perform and comply with, in all respects, all terms and provisions of all of the Loan Documents, to the same extent as though the New Lead Borrower was named as a Borrower therein in place of the Existing Lead Borrower.  The New Lead Borrower hereby ratifies and confirms that any and all Collateral previously pledged by the Existing Lead Borrower to the Collateral Agent shall continue to secure the Obligations to the Agent and the Lenders pursuant to the Credit Agreement and the other Loan Documents;

(e)                                  The New Lead Borrower acknowledges that the Obligations are due and owing to the Agent and the Lenders under the Loan Documents, in accordance with their terms and upon consummation of the Merger are due and owing from the New Lead Borrower to the Agent and the Lenders, in accordance with their terms to the same extent and the same manner as if New Lead Borrower was the original Lead Borrower without any defense, offset or counterclaim of any kind or nature whatsoever as of the date hereof.  The New Lead Borrower hereby acknowledges and agrees that from and after the consummation of the Merger, all references to the Lead Borrower in the Credit Agreement and the other Loan Documents shall refer to the New Lead Borrower; and

(f)                                   covenants and agrees that, as collateral security for the payment and performance in full of all the Secured Obligations, the New Lead Borrower hereby pledges and grants to the Agent for its benefit and for the benefit of the other Credit Parties, a Lien on and security interest in and to all of the right, title and interest of the New Lead Borrower in, to and under all Collateral of the New Lead Borrower, wherever located, and whether now existing or hereafter arising or acquired from time to time, and, in connection therewith, irrevocably authorizes the Agent and any of its affiliates, representatives, agents and attorneys to prepare, authenticate and file such UCC financing statements as the Agent may deem appropriate in order to perfect the security interests granted to the Agent pursuant to this Joinder, the Security Agreement, and the other Loan Documents, which filings may describe the collateral as “all assets of the debtor, wherever located, whether now owned or hereafter acquired” or words of similar effect.

2.                                      Updates to Schedules.  The Schedules to the Credit Agreement and the Security Agreement are hereby supplemented to include the New Lead Borrower, as applicable, by the Schedules (if any) annexed to this Joinder at Annex A.

3.                                      Ratification of Loan Documents.  Except as specifically amended by this Joinder and the other documents executed and delivered in connection herewith, all of the terms and conditions of the Credit Agreement, the Security Agreement, the Note and the other Loan Documents shall remain in full force and effect as in effect prior to the date hereof, without releasing any Borrower thereunder or Collateral therefor.

4.                                      Conditions Precedent to Effectiveness.  This Joinder shall not be effective until each of the following conditions precedent have been fulfilled to the reasonable satisfaction of the Lender:

(a)                                 This Joinder shall have been duly executed and delivered by the respective parties hereto, and shall be in full force and effect.

(b)                                 All action on the part of the New Lead Borrower and the Existing Lead Borrower necessary for the valid execution, delivery and performance by New Lead Borrower and the Existing Lead Borrower of this Joinder and all other documentation, instruments, and agreements to be executed in connection herewith shall have been duly and effectively taken and evidence thereof reasonably satisfactory to the Agent shall have been provided to the Agent.

(c)                                  The New Lead Borrower shall each have delivered the following to the Agent, in form and substance reasonably satisfactory to the Agent:

(i)                                     A copy of the New Lead Borrower’s Organization Documents and such other documents and certifications as the Agent may reasonably require to evidence that the New Lead Borrower is duly organized or formed, and that the New Lead Borrower is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to so qualify in such jurisdiction could not reasonably be expected to have a Material Adverse Effect;

(ii)                                  A certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of the New Lead Borrower the Agent may reasonably require evidencing (A) the authority of the New Lead Borrower to enter into this Agreement, the Credit Agreement and the other Loan Documents to which the New Lead Borrower is a party or is to become a party and (B) the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with the Credit Agreement and the other Loan Documents to which the New Lead Borrower is a party or is to become a party;

(iii)                               An amended and restated Information Certificate duly completed by the Loan Parties, to the extent that any changes in any information, representations, warranties, and covenants require any amendments to the Information Certificate;

(iv)                              a copy of the Articles of Merger, evidencing the merger of Existing Lead Borrower into the New Lead Borrower, certified by the Secretary of State of the State of Delaware;

(v)                                 evidence satisfactory to the Agent that the insurance policies required for the New Lead Borrower by the Credit Agreement are in full force and effect, together with appropriate evidence showing notice of cancellation, lender loss payable and/or additional insured clauses or endorsements in favor of the Agent; and

(vi)                              such other documents and agreements as the Agent may reasonably require.

(d)                                 The Agent shall have received all documents and instruments, including UCC financing statements, required by applicable law or reasonably requested by the Agent to create or perfect the Lien intended to be created under the Security Agreement and all such documents and instruments shall have been so filed, registered or recorded to the satisfaction of the Agent.

(e)                                  The Existing Borrowers shall have executed and delivered to the Agent such additional documents, instruments, and agreements as the Agent may reasonably request to accomplish the purposes hereof.

5.                                      Miscellaneous.

(a)                                 This Joinder may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Joinder by telecopy, pdf or other electronic transmission shall be as effective as delivery of a manually executed counterpart of this Joinder.

(b)                                 This Joinder constitutes the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

(c)                                  The Loan Parties shall pay in full all reasonable fees and expenses incurred in connection with the preparation and negotiation of this Joinder and related documents (including, without limitation, the reasonable fees and expenses of counsel to the Agent in connection with the preparation, negotiation, execution and delivery of this Joinder and the other documents, instruments and agreements required pursuant to Section 5).

(d)                                 If any provision of this Joinder is held to be illegal, invalid or unenforceable, (i) the legality, validity and enforceability of the remaining provisions of this Joinder shall not be affected or impaired thereby and (ii) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.

The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(e)                                  The New Lead Borrower warrants and represents that the New Lead Borrower is not relying on any representations or warranties of the Agent or its counsel in entering into this Joinder.

6.                                      THIS JOINDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, each of the undersigned has caused this Joinder to be duly executed and delivered by its proper and duly authorized officer as of the date set forth below.  This Joinder shall take effect as a sealed instrument.

NEW LEAD BORROWER:

CACHE, INC., a Delaware corporation

/s/ Jay Margolis
Jay Margolis
Chairman and Chief Executive Officer

[Signature Page to Joinder and Assumption Agreement]

AGENT:

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Cory Loftus
Cory Loftus
Director

[Signature Page to Joinder and Assumption Agreement]

Acknowledged and Agreed:

EXISTING BORROWERS:

CACHE OF LAS VEGAS, INC., a Nevada corporation

/s/ Jay Margolis
Jay Margolis
Chairman and Chief Executive Officer

CACHE OF VIRGINIA, INC., a Virginia corporation

/s/ Jay Margolis
Jay Margolis
Chairman and Chief Executive Officer

[Signature Page to Joinder and Assumption Agreement]

Annex A

Supplemental Schedules